EXHIBIT 10.7

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of June 30, 1997, by and between JIMMY M. MCCARROLL, a resident of Harris County, Texas ("McCarroll"), TERRITORIAL RESOURCES (DELAWARE), INC., a corporation organized under the laws of the State of Delaware in the United States of America ("Territorial Delaware"), and THEODORE J. LEE, solely in his capacity as escrow agent (the "Escrow Agent") hereunder.

                                    RECITALS

     SOCO Exploration (Thailand) Company Limited, a juristic person organized and exiting under the laws of Thailand, SOCO Thaitex, Inc., a Delaware corporation (together, the "SOCO Parties"), McCarroll and Territorial Delaware have entered into that certain Asset Purchase Agreement, dated as of May 30,1997 (as amended from time to time, the "Asset Purchase Agreement"), pursuant to which among other things McCarroll agreed to sell to Territorial Delaware, and Territorial Delaware agreed to purchase from McCarroll, his rights to receive certain working interests in two concessions granted by the Ministry of Industry of Thailand that relate to the exploitation of two blocks in the Gulf of Thailand. Capitalized terms used and not otherwise defined herein have the meanings given them in the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit A and made a part hereof.

     Article II of the Asset Purchase Agreement contemplates that, at the Closing of the transactions thereunder, among other things three (3) Escrowed Certificates, each of which is to represent 100,000 Territorial Shares (for an aggregate of 300,000 Territorial Shares), will be issued in the name of McCarroll, and all of which are to be delivered at the Closing to the Escrow Agent pursuant to the terms and provisions of an Escrow Agreement. This Agreement is the Escrow Agreement referred to in the Asset Purchase Agreement.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. ITEMS PLACED INTO ESCROW. Contemporaneously with the execution hereof, Territorial Delaware has caused to be issued, among other things, the three (3) Escrowed Certificates in the name of McCarroll, representing in the aggregate 300,000 Territorial Shares (the "Escrowed Shares"), all of which Escrowed Certificates have been exhibited to McCarroll on or before the date hereof.
Each of the Escrowed Certificates is delivered to the Escrow Agent in accordance with the Asset Purchase Agreement and this Agreement. In addition, McCarroll is delivering to the Escrow Agent three (3) separate written stock powers (the "Stock Powers") duly signed in blank by him, with signature guaranteed, each relating to a separate Escrowed Certificates, and together, relating to total of the Territorial Shares evidenced by the Escrowed Certificates. The Escrow Agent hereby acknowledges receipt of the Escrowed Certificates and the Stock Powers and agrees to hold and deliver them in accordance with this Agreement.

     2. VOTING RIGHTS AND DISTRIBUTIONS WITH RESPECT TO ESCROWED SHARES. The record owner of the Escrowed Shares shall be entitled to exercise all voting rights with respect to all Escrowed Shares that are not released from escrow in accordance with Section 3 hereof. All securities issued in exchange for the Escrowed Shares (together with separate stock powers duly signed in blank, with signatures guaranteed), if any, and all distributions and dividends (excluding dividends in cash or property, other than stock dividends) made with respect to the Escrowed Shares ("Related Property"), if any, shall be delivered forthwith to the Escrow Agent, shall be held and delivered by the Escrow Agent together with the Escrowed Shares in accordance with the terms of this Agreement and shall constitute a part of the Escrowed Shares. All dividends in cash and property, other than stock dividends made with respect to the Escrowed Shares, shall be delivered to the record owner of the Escrowed Shares.

     In the event of any merger, consolidation or other extraordinary transaction (each an "Extraordinary Transaction") involving Territorial Resources as a result of which all outstanding shares of common stock of Territorial Resources are to be sold, exchanged for or converted into other consideration, then (a) McCarroll shall have the right to determine whether or not to exercise dissenters' rights of appraisal or other similar rights, if any are then available, with respect to the Escrowed Shares and (b) any consideration, whether consisting of other securities, cash or other assets, or a combination of any of the foregoing, resulting from such Extraordinary Transaction (and/or the exercise of any dissenters' rights of appraisal or similar rights) shall constitute Escrowed Shares and Related Property, shall be delivered to the Escrow Agent and shall be held by the Escrow Agent as Escrowed Shares and Related Property. Any action to be taken with respect to the conversion or exchange of Escrowed Shares and/or Related Property in connection with such Extraordinary Transaction shall be taken by the Escrow Agent only upon his receipt of written instructions delivered by McCarroll and reasonably acceptable to Territorial Delaware. Any portion of such consideration consisting of cash shall be invested and reinvested by the Escrow Agent only pursuant to specific written instructions jointly executed by McCarroll and Territorial Delaware.

     3.  RELEASE OF THE ESCROWED SHARES.   The Escrow Agent shall maintain the
Escrowed Shares and any Related Property in escrow until the occurrence of any of the following events, at which time (unless the parties agree otherwise) the Escrowed Shares and the Related Property then held by him with respect to such Escrowed Shares shall be disbursed by the Escrow Agent in the following manner:

     (a) One Escrowed Certificate representing 100,000 Escrowed Shares (together with all Related Property relating to such 100,000 Escrowed Shares in the possession of the Escrow Agent) shall be released from escrow and delivered:

     (i) to McCarroll within 30 days of the Escrow Agent's receipt of a McCarroll Notice (as defined below) to the effect that a "Successful Test" of a well on either Block B8/38 or Block B4/32 has been completed within three (3) years of the date of this Agreement, and that he is therefore entitled to receive such 100,000 Escrowed Shares and Related Property. A "Successful Test" shall be defined as a test

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     occurring within three years of the date of this Agreement in which the average production rate from the well during a continuous 48-hour period exceeds 500 barrels per day at well head flowing conditions which are consistent with good oil field practice. Upon the completion in full of the condition described in the this clause (i), Territorial Delaware shall have no further right, title or interest in or to any such 100,000 Escrowed Shares or Related Property; or

             (ii) to Territorial Delaware within 30 days of the Escrow Agent's receipt of a Territorial Delaware Notice to the effect that the condition described in clause (i) of this Section 3(a) (the completion of a Successful Test of a well on either Block B8/38 or Block B4/32 within three
     (3) years of the date of this Agreement) has not occurred, and that Territorial Delaware is therefore entitled to receive such 100,000 Escrowed Shares and Related Property. McCarroll shall have no further right, title or interest in or to any such 100,000 Escrowed Shares or Related Property in such event.

     (b) One Escrowed Certificate representing 100,000 Escrowed Shares (together with all Related Property relating to such 100,000 Escrowed Shares in the possession of the Escrow Agent) shall be released from escrow and delivered:

     (i) to McCarroll within 30 days of the Escrow Agent's receipt of a McCarroll Notice (as defined below) to the effect that the drilling and testing of another well (in addition to the well described in Section 3(a) above) located on either Block B8/38 or Block B4/32 has been completed, and that both (A) all of the other work required to be completed in order to fulfill the work commitments through the end of the second year of the First Obligation Period, as defined in the Block B8/38 Concession Agreement, including any extensions of such second year (the "End of the B8/38 Second Year"), has in fact been completed and (B) all of the other work required to be completed in order to fulfill the work commitments under the Block B4/32 Concession Agreement through the period ending at the End of the B8/38 Second Year has been completed; provided, however, that if Territorial Delaware elects not to complete the work described in this clause (B) or not to fulfill its proportionate obligations with respect to such work, then the requirement set forth in clause (B) shall be deemed to have been fulfilled); and provided further that there shall be no requirement for a Successful Test on this second well prior to release of such 100,000 Escrowed Shares and Related Property in accordance with the provisions of this clause (i). Such McCarroll Notice shall also state that McCarroll is entitled to receive such 100,000 Escrowed Shares and Related Property as a result of the completion in full of the condition described in the preceding sentence. Upon the completion in full of the condition described in the this clause (i), Territorial Delaware shall have no further right, title or interest in or to any such 100,000 Escrowed Shares or Related Property; or

     (ii) to Territorial Delaware within 30 days of the Escrow Agent's receipt of a Territorial Delaware Notice to the effect that the condition described in clause (i) of this Section 3(b) (the drilling and testing of a second well in accordance with the terms and conditions of such clause (i)) within four (4) years of the date of this Agreement)

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

     has not occurred, and that Territorial Delaware is therefore entitled to receive such 100,000 Escrowed Shares and Related Property. McCarroll shall have no further right, title or interest in or to any such 100,000 Escrowed Shares or Related Property in such event.

     (c) One Escrowed Certificate representing 100,000 Escrowed Shares (together with all Related Property relating to such 100,000 Escrowed Shares in the possession of the Escrow Agent) shall be released from escrow and delivered:

     (i) to McCarroll within 30 days of the Escrow Agent's receipt of a McCarroll Notice (as defined below) to the effect that Commercial Production, during a continuous 30- day period, of one or more wells on either Block B8/38 or Block B4/32 has commenced, and that McCarroll is therefore entitled to receive such 100,000 Escrowed Shares and Related Property. As used herein, the term "Commercial Production" shall be defined as production of either crude oil at an average daily rate of 1,000 barrels or natural gas at an average daily rate of 10 million cubic feet (10 MMCF); or

     (ii) to Territorial Delaware within 30 days of the Escrow agent's receipt of a Territorial Delaware Notice to the effect that the condition described in clause (i) of this Section 3(c) has not been fulfilled in full for any reason within five (5) years of the date of this Agreement, and that Territorial Delaware is therefore entitled to receive such 100,000 Escrowed Shares and Related Property. McCarroll shall have no further right, title or interest in or to any such 100,000 Escrowed Shares or Related Property in such event.

     4.  MCCARROLL NOTICE AND RELATED MATTERS.

     (a) Upon the occurrence of the condition described in clause (i) of Sections 3(a), (b) or (c), McCarroll shall deliver written notice (the "McCarroll Notice") to the Escrow Agent and to Territorial Delaware which McCarroll Notice shall include the statements required in such clause (i). Following receipt of such McCarroll Notice, in the event Territorial Delaware determines in good faith that such condition has not occurred, then it shall promptly (and in no event later than 15 days after its receipt of such McCarroll Notice) notify the Escrow Agent and McCarroll in writing (a "Territorial Delaware Notice") of such determination, whereupon McCarroll and Territorial Delaware agree to meet and attempt to settle any disagreements with respect thereto in accordance with the arbitration and other provisions of Section 6(c) hereof.

     (b) Upon the failure of the condition described in clause (i) of Sections 3(a), (b) or (c), Territorial Delaware shall deliver a Territorial Delaware Notice to the Escrow Agent and to McCarroll which Territorial Delaware Notice shall include the statements required in the related clause (ii). Following receipt of such Territorial Delaware Notice, in the event McCarroll determines in good faith that the same is incorrect or he otherwise disagrees in good faith with the statements therein, then he shall promptly (and in no event later than 15 days after his receipt of such Territorial Delaware Notice) deliver a McCarroll Notice to the Escrow

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Agent and Territorial Delaware of such determination or disagreement, whereupon
McCarroll and Territorial Delaware agree to meet and attempt to settle any disagreements or disputes with respect thereto in accordance with the arbitration and other provisions of Section 6(c) hereof.

     (c) Notwithstanding the provisions of Section 3 hereof, in the event the Escrow Agent has received contradicting or disputed instructions in a McCarroll Notice and a Territorial Delaware Notice relating to the same Escrowed Shares and Related Property, or he is otherwise made aware of any dispute with respect to the release of any Escrowed Shares and Related Property, the Escrow Agent shall continue to hold the Escrowed Shares and any Related Property relating to such dispute in accordance with the other provisions of this Agreement, and shall only release any of the same in accordance with the instruction of the arbitrators as contemplated by Section 6(c) hereof or upon the joint written instruction of both parties hereto, whichever he receives first.

     5.  CERTAIN MATTERS RELATING TO ESCROW AGENT.

     (a) The Escrow Agent shall not be entitled to a fee in connection with his holding the Escrowed Shares and any Related Property hereunder; provided, however, that (i) in the event any party hereto requests the Escrow Agent, in his capacity as escrow agent, take any action other than simply holding the Escrowed Shares and any Related Property in connection herewith, the Escrow Agent shall be entitled to a fee of $150 per hour for each hour of actual time spent by him in connection with such request, which fee shall be paid by Territorial Delaware; (ii) if any Escrowed Shares and Related Property continue to be held by the Escrow Agent pursuant to this Agreement on or after August 1, 2003, then he shall be entitled to an additional fee for his services under this Agreement equal to $250 per month during such period beyond August 1, 2003, which fee shall be paid by Territorial Delaware; and (iii) the Escrow Agent shall be entitled to joint and several compensation from the other parties hereto for all out-of-pocket and other costs and expenses he shall incur (including without limitation any costs and expenses incurred in connection with his consulting with counsel as provided in the last sentence of Section 5(b), below) with respect to the performance of his obligations under this Agreement, some or all of which may be required, at the request of the Escrow Agent, to be paid in advance.

     (b) The Escrow Agent shall have no responsibility in his capacity as Escrow Agent hereunder to any party hereto, except as specifically provided herein or as he shall otherwise agree in writing, and shall not be responsible for anything done or omitted to be done by him, except for his own gross negligence or willful default. No action shall be commenced against the Escrow Agent, in his capacity as the escrow agent hereunder, at law, in equity or otherwise as a result of any action taken or thing done by the Escrow Agent pursuant to this Agreement, or for any disbursement made as authorized herein, except in the event of his own gross negligence or willful default. The Escrow Agent, in his capacity as escrow agent, may consult with counsel of his own choice and shall have full and complete authorization and protection for any action taken or suffered by him hereunder in good faith and in accordance with the opinion of such counsel.

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

     (c) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to him hereunder and believed by him to be genuine and to have been signed or presented by the proper party or parties. From time to time, the Escrow Agent may request, and the other parties hereto hereby agree to provide promptly to him, such further notices, instructions or assurances as he may reasonably determine in order to, and prior to, his performance of any duty or obligation hereunder.

     (d) The Escrow Agent may resign and be discharged from his duties or obligations hereunder by giving notice to the other parties hereto in writing of such resignation specifying a date no earlier than fifteen (15) days from the date of such notice when such resignation shall take effect. Upon their mutual written consent, Territorial Delaware and McCarroll may immediately remove the Escrow Agent at any time and substitute another party agreed to by them as Escrow Agent. Upon any such removal, the Escrow Agent shall promptly deliver any Escrowed Shares and Related Property then in his possession to the party or parties as directed jointly by Territorial Delaware and McCarroll. Thereafter, and without further action, such removed Escrow Agent shall be discharged of all liability hereunder. The Escrow Agent shall have no obligation to cause interest to accrue or be paid on any funds constituting Related Property delivered to him in accordance with the provisions of this Agreement, absent his written agreement to the contrary, except as provided in the last sentence of
Section 2 hereof.

     (e) The other parties hereto hereby agree jointly and severally to indemnify, defend and hold harmless the Escrow Agent, in his capacity as escrow agent hereunder, from and against any loss, liability, cost or expense (including all legal expenses described herein) incurred without gross negligence or bad faith on his part, arising out of or in connection with his preparing, negotiating or entering into this Agreement and carrying out his duties and rights hereunder, including the costs and expenses of defending himself against any claim or liability in the premises.

     (f) Each of McCarroll and Territorial Delaware acknowledges that Theodore
J. Lee has also acted as legal counsel to Territorial Delaware in connection with the negotiation, preparation, execution and delivery of the Asset Purchase Agreement and this Agreement, has acted and/or may in the future act as legal counsel to either of the parties hereto or their affiliates, and is acting as the Escrow Agent at the request of both of the other parties to this Agreement. Each of McCarroll and Territorial, for such party and for all of such party's affiliates, to the maximum extent permitted by law, hereby waives all claims of conflict of interest or otherwise that may arise or exist as a result of Theodore J. Lee also acting as the Escrow Agent pursuant to this Escrow Agreement.

     6.  MISCELLANEOUS.

     (a) This Agreement shall become effective as of the date hereof, and shall continue in force until the final disbursement of all Escrowed Shares and Related Property held by the Escrow Agent hereunder, or until terminated by an instrument in writing signed by the parties hereto, whichever occurs first.

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

     (b) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

     if to McCarroll,  at:        If to Territorial Delaware, at:

     Jimmy M. McCarroll           Territorial Resources (Delaware), Inc.
     McCarroll Energy, Inc.       c/o Territorial Resources, Inc.
     1030 Townplace                   734 7th Avenue S.W., Suite 1345
     Houston, Texas 77057-1942        Canada T2P 3P8
     (Fax No.)  713.785.8245          (Fax No.)  403.233.7354
                                      Attn:  Daniel A. Mercier

     if to the Escrow Agent, at:

     Theodore J. Lee, Attorney at Law
     3104 Edloe, Suite 204
     Houston, Texas 77027
     (Fax No.) 713.623.0990

     (c) If any dispute or claim between or among the parties hereto arising out of this Agreement, or the rights and duties of the parties arising out of this Agreement, has not been resolved by mutual agreement on or before the 30th day following the first notice of the subject matter of the dispute or claim from one party to another, then any party to such dispute may refer the dispute to arbitration under the following provisions: to refer a dispute to arbitration, a disputing party must provide notice to the other parties hereto stating (i) a general description of the dispute and (ii) that the dispute is being submitted to arbitration pursuant to this clause. Each party to such dispute shall then appoint one arbitrator. The two arbitrators so appointed shall endeavor to promptly appoint a third arbitrator. If the two arbitrators have not designated the third arbitrator by the 15th day following appointment of the second arbitrator, or if a second arbitrator has not been designated by the 15th day following the designation of the first, either party to such dispute may request the American Arbitration Association to designate the remaining arbitrator(s). If any arbitrator resigns, becomes incapacitated or otherwise refuses or fails to serve or to continue to serve as an arbitrator, then whoever is entitled to designate that arbitrator shall designate a successor. The arbitration shall be conducted in Houston, Texas, or such other place as the parties to such dispute may agree, using the Commercial Arbitration Rules of the American Arbitration Association. The decisions of the arbitrators shall be final and binding on the parties to such dispute and are not subject to appeal. The decisions of the arbitrators may be enforced in any court of competent jurisdiction, and the parties hereto authorize any such court to enter judgment on the arbitrators' decisions. EACH PARTY AGREES THAT ARBITRATION UNDER THIS CLAUSE IS THE EXCLUSIVE METHOD FOR RESOLVING ANY DISPUTE ARISING UNDER THIS AGREEMENT AND THAT IT WILL NOT COMMENCE AN ACTION OR PROCEEDING BASED ON A DISPUTE, EXCEPT TO

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ENFORCE THE ARBITRATORS' DECISIONS AS PROVIDED IN THIS CLAUSE OR TO COMPEL THE
OTHER PARTY TO PARTICIPATE IN ARBITRATION UNDER THIS CLAUSE.

     (d) Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses whether or not the transactions contemplated hereby are consummated; provided, however, that except as otherwise expressly provided herein, all costs and expenses of the Escrow Agent shall be paid jointly and severally by McCarroll and Territorial Delaware.

     (e) This Agreement, including all exhibits hereto, (i) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, between or among the parties hereto, their affiliates or any of them with respect to such subject matter and (ii) shall not be assigned by operation of law or otherwise without the express prior written consent of the other parties hereto, except as otherwise provided herein.

     (f) Subject to the provisions of Section 6(e), this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (g) The descriptive headings of the articles, sections, subsections, exhibits and schedules of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Execution of this Agreement may be evidenced by a signature delivered by or on behalf of such party via facsimile, which facsimile signature shall be confirmed by telephone, and once so confirmed, shall constitute an effective signature of the party on whose behalf such facsimile signature is provided.

     (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     (j) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against

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

its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed by or on behalf of such party, all as of the date first written above.

"Territorial Delaware"      TERRITORIAL RESOURCES (DELAWARE), INC.

                            By:_______________________________________
                            Name:_____________________________________
                            As Its Authorized:________________________



"McCarroll"                 JIMMY M. MCCARROLL

                            ___________________________________________


"Escrow Agent"              THEODORE J. LEE, in his capacity
                            as Escrow Agent


                            ___________________________________________

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